Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment Registration Statement on Form S-1 of Tottenham Acquisition I Limited of our report dated March 28, 2018, except for Notes 4, 5 and 8 which are dated July 5, 2018, with respect to the financial statements of Tottenham Acquisition I Limited for the year ended December 31, 2017 included in the Registration Statement. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Friedman LLP

New York, New York

July 5, 2018